EXHIBIT 10.1

CLASS ACTION SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (hereinafter “Agreement”) is entered into and effective upon its execution by all parties hereto. It is entered into by and between all members of the “Plaintiff Class,” part of which has previously been certified (as identified and defined in paragraph 3 below), including the court-approved “Named Plaintiff” (as identified hereafter), on the one hand, and ALLSTATE INSURANCE COMPANY (hereafter referred to as “Defendant” or “Allstate”), on the other hand, with reference to the following recitals and provisions:

RECITALS

A.            Certain claims, demands and differences have existed heretofore between the Plaintiff Class and Defendant, including Plaintiff Class’ contention that Defendant failed to pay members of the Plaintiff Class (“Class Members”) overtime pay and/or to provide them paid rest breaks and/or unpaid meal periods (collectively, “Breaks”) as required by law and Defendant’s contention that the Class Members are exempt from such requirements.

B.            The Plaintiff Class and Defendant are parties to a civil action, bearing case number BC 240 813 pending in the Superior Court of the State of California for the County of Los Angeles (“the “Court”), entitled William Sekly vs. Allstate Insurance Company, and filed on or about November 27, 2000 (“the Lawsuit”).

C.            The operative complaint in the Lawsuit shall be the amended complaint (the “Class Complaint”) referred to in paragraph 5 below, which alleges, among other things, that Defendant improperly classified the Class Members as exempt employees, misrepresented that such Class Members were exempt employees, and failed to pay overtime compensation and/or to provide Breaks to such Class Members. Defendant denied said allegations in their entirety and alleged that the Class Members were properly classified as exempt employees and that any and all compensation and/or Breaks due to such Class Members was paid and/or provided according to law.

D.            The matter has been litigated before the Hon. Anthony Mohr, Judge of the Court.

E.             On August 23, 2002, the Court, over Defendant’s objection, certified this matter as a class action for the determination of the issue of liability, and on January 19, 2005, the Court, again over Defendant’s objection, further certified this matter as a class action for the determination of damages.

F.             The Court has approved the following law firms as “Class Counsel” for the Plaintiff Class:

Marlin & Saltzman
The R. Rex Parris Law Firm
Mazursky, Schwartz, Daniels & Bradley

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G.            The Court appointed the following individuals as representative plaintiffs:

Dani Bednar
William Sekly

Thereafter, on or about March 17, 2005, Ms. Bednar was permitted to withdraw as a class representative, but she remains a Class Member.  Prior to that time, she executed all of the duties of a class representative.

H.            Throughout the prosecution of this litigation, Defendant has been represented by:

Latham & Watkins LLP
Seyfarth Shaw, LLP

I.              On April 21, 2004, the Court entered its order granting the motion by the Plaintiff Class for summary adjudication of the issue of liability, determining that the members of the then-certified Plaintiff Class were non-exempt production workers entitled to overtime compensation.

J.             On or about January 1, 2005, Defendant commenced classifying all members of the Plaintiff Class as non-exempt employees. It is the position of Class Counsel that the action brought by plaintiffs herein was a significant factor, along with other events, in causing Allstate to change its policy. Defendant disputes this and asserts in this regard that, at the same time it changed that classification, it reclassified as non-exempt other job classifications that are specifically excluded from the Plaintiff Class.

K.            The parties have conducted substantial formal discovery and investigation, and have researched and briefed the legal and factual issues relating to the claims and defenses of the action, and of all the claims contained in the Class Complaint.

L.             The parties have engaged in substantial negotiations over the course of several months. During that time, they have engaged the services of an independent mediator, Justice Edward Panelli, who is a retired justice of the California Supreme Court.

M.           The mutual costs and risks and hazards of continuing to prosecute and defend the litigation have led the parties to resolve the case by way of settlement.

N.            Allstate has denied and continues to deny each of the claims and contentions alleged by the Class Complaint. Allstate has repeatedly asserted and continues to assert defenses thereto, and has expressly denied and continues to deny any wrongdoing or legal liability arising out of any of the facts or conduct alleged in the Class Complaint. Allstate also has denied and continues to deny, inter alia, the allegations that the Class Members have suffered damage; that Allstate mis-classified any Class Members as exempt employees; that Allstate failed to provide any Class Members Breaks to which they were entitled; that Allstate failed to pay any Class Members waiting time penalties and/or any other penalties to which they claim to be entitled; that Allstate unlawfully converted wages due Class Members; that Allstate engaged in any unlawful, unfair or fraudulent business practices; that Allstate engaged in any wrongful conduct as alleged in the Class Complaint; or that any Class Members were harmed by any conduct alleged in, or that

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could have been alleged in, the Class Complaint.  Neither this Agreement, nor any document referred to or contemplated herein, nor any action taken to carry out this Agreement, is, may be construed as, or may be used as an admission, concession or indication by or against Allstate of any fault, wrongdoing or liability whatsoever.

O.            It is the intention of the parties to this Agreement to settle and dispose of, fully and completely, any and all claims, demands and causes of action set forth in the Class Complaint as described hereafter and any related claims, as between the Plaintiff Class and Defendant, as more fully set forth in paragraphs 15 through 18 of this Agreement.

PROVISIONS

1.             COOPERATION BY THE PARTIES

The Plaintiff Class, Defendant and their counsel agree to cooperate fully with each other to promptly execute all documents and take all steps necessary to effectuate the terms and conditions of this Agreement.

2.             APPOINTMENT OF REFEREE

The parties have stipulated to, and have obtained the Court’s order approving of, the appointment of the Hon. Edward Panelli (Ret.) as the Referee in this matter. Said appointment shall be to assist the Court in effectuating the settlement of this case. In that regard, the Referee shall perform the following:

(a)           Meet and confer with the parties and mediate any disputes concerning this Agreement.

(b)           Conduct a hearing concerning preliminary approval of the terms and conditions of the settlement. Said hearing shall be conducted in public.

(c)           Report, in writing, to the Court concerning preliminary approval of the terms and conditions of the proposed settlement and make a recommendation to the Court as to the granting or denial of preliminary approval.

(d)           If at the time the Referee reports to the Court concerning preliminary approval of the settlement it is the Referee’s recommendation that preliminary approval should be granted, the Referee shall also present to the Court a form of class notice approved by the parties, and a method of distribution of notice approved by the parties, which the Referee believes meets due process requirements.

(e)           If the Court grants preliminary approval of the terms and conditions of the settlement and approves the proposed form and method of class notice, the Referee shall hold a final fairness hearing. Said hearing shall be conducted in a public courtroom and shall not commence prior to 10:00 a.m. on October 24, 2005, or on such date thereafter as set by the Referee.  At the conclusion of that hearing, the Referee shall report his findings to the Court. Included in this report shall be a summary of any timely and proper objections received, the

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Referee’s recommendation as to the granting of final approval, and such other matters as the Referee deems appropriate to bring to the Court’s attention.

(f)            After final approval by the Court, the Referee shall determine the timeliness of Claim Forms (as set forth in paragraph 7 below) and shall resolve any dispute by any Class Member as to any factor or issue regarding the computation of that Class Member’s Individual Settlement Award (as defined below), and the Referee’s decision on any such issue or dispute shall be final and binding.

3.             DEFINITION OF THE PLAINTIFF CLASS

(a)           For purposes of this settlement only, the parties agree that the “Plaintiff Class” is defined as follows:

(1)           All persons who, at any time between November 27, 1996 and December 31, 2004 (the “Class Period”) were employed by Allstate in California as claims adjusters.  As used in this definition, the term “claims adjuster” refers to any individual whose primary assigned duties as an employee of Allstate included or currently include, but were not limited to, the adjustment and/or investigation and/or analysis and/or evaluation of the monetary worth of any claim made to Allstate for any bodily injury, property damage, and/or monetary damage of every nature and type and who were paid as exempt employees during the Class Period as the same are defined pursuant to statute and/or California or federal regulatory determination.

(2)           The job titles specifically encompassed by the definition of “claims adjuster” include, from various times during the Class Period:

Claim Representative

Senior Claim Representative

Staff Claim Representative

Senior Staff Claim Representative

Staff Claim Analyst

Claim Adjuster

Senior Claim Adjuster

Staff Claim Adjuster

Senior Staff Claim Adjuster

Staff Claim Analyst

Claim Service Adjuster

Senior Claim Service Adjuster

Staff Claim Service Adjuster

Appraisers

Claims Specialist

Claims Consultant

Evaluation Consultants

Damage Evaluators

Quality Evaluators

Extra Contractual Liability Specialists

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Although the Court previously ruled that claims adjusters in the Special Investigation Unit and/or as Subrogation Adjusters were not included in the Plaintiff Class, and although Evaluation Consultants, Damage Evaluators, Quality Evaluators and Extra Contractual Liability Specialists were previously excluded from the Plaintiff Class, the Plaintiffs and Allstate have expressly agreed that such persons shall be included in the Plaintiff Class in order for this settlement to be effectuated, and the negotiations specifically included and contemplated said persons being in the Plaintiff Class.

(3)           Any change, modification, addition or deletion of any job titles by Defendant shall not result in a change in the persons defined as Class Members.

(b)           Persons expressly excluded from the Plaintiff Class:

Persons who performed such functions while classified, employed and compensated by Allstate as supervisors, managers or officers of Allstate are not included in the Plaintiff Class during any time said persons were so employed.  Persons performing work in the following job titles (as the work duties and responsibilities of said titles existed as of the date of certification) are not included in the defined class during any period of time said position was held during the Class Period: Frontline Process Experts, Frontline Performance Leaders and supervisory personnel.

(c)           Previous opt-outs from the Plaintiff Class:

The parties recognize that certain persons previously elected to opt out of the Plaintiff Class either at the time notice of class certification for liability or notice of class certification for damages were served, and that, by agreement of the parties made prior to this Agreement, certain of those persons have been permitted to opt back into the Plaintiff Class.  The parties have expressly agreed as part of the consideration for this Agreement, that all persons who previously opted out but have not previously opted back in shall be permitted to opt back into the Plaintiff Class by the timely submission of a Claim Form as described in paragraph 7 below, and that the negotiations specifically included and contemplated said persons being given such opportunity.  Any such person who fails to submit a timely Claim Form will remain excluded from the Plaintiff Class.

(d)           Allstate’s waiver of objections to the Plaintiff Class:

Solely for the purposes of implementing this Agreement and effectuating the settlement, Allstate stipulates that the Court may enter an order preliminarily certifying the Plaintiff Class and appointing the Named Plaintiff as representative of the Plaintiff Class. Allstate expressly reserves its rights to challenge the propriety of the previous orders of class certification issued by the Court for any purpose should this Agreement not be approved or become effective.

4.             CONSIDERATION BY DEFENDANT

In consideration for the releases and dismissals set forth in paragraphs 15, 16 and 17 below, Defendant agrees to (1) payment to Class Members pursuant to the payment procedure as described in paragraphs 7 and 8 herein; (2) the payment of attorneys’ fees, costs and expenses, as

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set forth herein and as awarded by the Court; and (3) the payment of the cost of administration of the settlement, including all fees of the Referee and of the third party claims administrator selected by Class Counsel (hereinafter, the “Administrator”), all subject to the limitations contained in sub-paragraphs (a) and (b) hereafter.

(a)           “Potential Maximum Consideration” to be paid by Defendant:

The “Potential Maximum Consideration” to be paid by Defendant is the total sum of One Hundred Twenty Million Dollars ($120,000,000). The payment by Defendant shall be “all inclusive,” including, but not limited to:  unpaid overtime pay, and any penalties, premium pay or damages associated with or related to such alleged violations, including possible penalties under the Private Attorneys General Act of 2004 (“PAGA”); pay for Breaks, and any penalties, premium pay or damages associated with or related to such alleged violations, including possible penalties under the PAGA; interest, costs, attorneys’ fees, class administration costs, referee costs, incentive payments to class representatives (both current and former), employee-paid and employer-paid withholding and payroll taxes (including, without limitation, state and federal income taxes, social security contributions and unemployment taxes) and all other settlement-related payments and costs.  However, any costs (independent of costs incurred by the Administrator) incurred as a result of Defendant issuing settlement payments to Class Members and/or Class Counsel shall be borne by Defendant.  In the event Defendant elects to have the Administrator distribute settlement proceeds, such costs shall be borne by Defendant.

(b)           Attorneys’ fees and costs:

Defendant acknowledges that Class Counsel will apply to the Court for an award of attorneys’ fees and reimbursement of costs and expenses incurred in the prosecution of this matter for the benefit of the Plaintiff Class. The parties agree that, subject to the approval of the Referee and the Court as set forth hereafter, Class Counsel will seek attorneys’ fees as a percentage, not to exceed 33-1/3% of the total Potential Maximum Consideration.  Any attorneys’ fees, costs and expenses approved by the Court shall be subtracted from the Potential Maximum Consideration.

5.             FILING OF CLASS COMPLAINT

On or before August 31, 2005, Class Counsel shall file an amended complaint, hereinabove and hereafter referred to as the “Class Complaint,” asserting various allegations on behalf of the Plaintiff Class (as defined in paragraph 3 above), which have been included in the ongoing negotiations, including meal and rest period violations; for all penalties, premium pay or damages associated with or related to alleged overtime violations or meal and rest period violations, including possible penalties under the PAGA; overtime violations under the federal Fair Labor Standards Act (“FLSA”); and for all other remedies or penalties which may or may not be available under the PAGA, the California Labor Code, or the wage orders issued by the California Industrial Welfare Commission (“Wage Orders”). Defendant shall stipulate to allow the filing of the Class Complaint in compliance with this provision. All the material allegations of the Class Complaint are deemed denied without the necessity of Allstate filing an Answer to the Class Complaint.

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6.             FILING OF STIPULATION TO CERTIFY PLAINTIFF CLASS

Contemporaneous with the filing of the Class Complaint, the parties shall file a joint stipulation to certify the Plaintiff Class as defined herein for purposes of settling the Lawsuit.

7.             NOTICE OF SETTLEMENT AND CLAIM FORM; TIME TO SUBMIT CLAIMS

(a)           Notice of Settlement (“Notice”)

Class Members will be provided with notice of the terms and conditions of this settlement in a form of notice approved by the Referee and the Court and attached hereto as Exhibit “A”. The Notice shall be accompanied by a “Claim Form/FLSA Consent Form” (“Claim Form”) approved by the Court and attached hereto as Exhibit “B”, an “Exclusion Request Form” approved by the Court and attached hereto as Exhibit “C” and a postage paid envelope pre-addressed to the Administrator, and shall inform Class Members of

(1)           the terms of the settlement;

(2)           the fact that persons previously excluded or not previously included in the Plaintiff Class may elect to exclude themselves from participation by executing and returning the Exclusion Request Form within thirty (30) days of the date Notice is mailed;

(3)           the fact that a Class Member who previously elected to exclude himself or herself from the Plaintiff Class may, by submitting a timely and valid Claim Form (as described hereafter), be included in the Plaintiff Class for settlement purposes (and that if he or she fails to submit a Claim Form, he or she will remain excluded and will not be a Class Member);

(4)           that Class Members shall have until the seventy-fifth (75th) day after mailing of the Notice (the “Submission Date”) to submit their Claim Form, or a copy thereof, to the Administrator; and

(5)           the name and address to which the Claim Form must be returned and that the enclosed postage paid and pre-addressed envelope may be used to return the Claim Form to the Administrator.

(b)           Claim Form

The Claim Form shall inform each Class Member

(1)           that by submitting a Claim Form, the Class Member agrees to participate in the settlement for FLSA purposes and thereby waive any additional rights the Class Member may have pursuant to the FLSA;

(2)           that the Class Member is shown by Allstate’s records to have worked in the Plaintiff Class for a specified number of months and for a specified number of days as a catastrophe (“CAT”) adjuster in each year in the Class Period, and that the Class Member

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has the right to dispute any such information and to submit documentation in support of such dispute;

(3)           that to submit a valid claim the Class Member must declare under penalty of perjury that he or she worked overtime for Allstate as a Class Member during the Class Period, and that the Class Member may be asked to provide certain identifying information;

(4)           that the failure to make this declaration or to provide accurate identifying information upon request shall make the Class Member’s Claim Form defective; and

(5)           that the Class Member shall have until the Submission Date to submit his or her Claim Form, or a copy thereof, to the Administrator.

Class Counsel shall also post a blank copy of the Claim Form on their website and Class Members may download the same for use in presenting their claim.

(c)           Mailing of Notice and Claim Form

The Administrator shall send the Notice, Claim Form, Exclusion Request Form and return envelope to all Class Members via first class U.S. Mail.  The Administrator shall perform one skip trace as to any Notices and Claim Forms that are returned by the post office for invalid addresses.  Those Class Members who receive notice pursuant to the one skip trace shall be informed (via an insert in the notice) that his or her time to submit a claim shall be the later of (i) thirty (30) days from the date notice is mailed to the updated address, or (ii) the Submission Date. Class Counsel and Defendant’s counsel shall be advised by the Administrator of the identity of all Class Members who were sent notice as a result of a skip trace and whose notice was again returned within seven (7) days of receipt of same by the Administrator.

(d)           Time for Submission of Claim Forms

(1)           Except as set forth in paragraphs 7(e) and 7(f) below, to be considered timely, a Claim Form must be submitted to the Administrator on or before the Submission Date.

(2)           Those Class Members who receive notice pursuant to the one skip trace shall have until the later of (i) thirty (30) days from the date notice is mailed to the updated address, or (ii) the Submission Date to submit a claim.

(3)           The submission of a claim will be deemed completed on the earlier of the date of receipt by the Administrator or the postmark date on the envelope containing the Claim Form.

(4)           A Class Member who submits a timely and properly completed Claim Form shall be a “Settlement Class Member.”

(e)           Defective Claim Forms

Class Action Settlement Agreement

A Claim Form shall be defective if a Class Member fails to make the required declaration or fails to provide accurate identifying information upon request. If the Administrator receives a defective Claim Form, the Administrator shall return the Claim Form to the Class Member via first class mail and instruct the Class Member that he or she has until the later of (i) thirty (30) days or (ii) the Submission Date within which to correct and/or complete the Claim Form and/or provide the requested information and return it via first class mail. If a completed Claim Form is not received within said time frame, the Claim Form shall be considered defective and invalid for purposes of this settlement. The Administrator will provide the identity of Class Members who submitted defective Claim Forms to Class Counsel and Defendant’s counsel at the same time a Class Member is notified that his or her Claim Form is defective. Class Counsel shall be notified of the identity of Class Members who do not correct defective claims forms within the time allowed therefore.  Class Counsel may then contact those Class Members, and if a correct Claim Form is received within twenty (20) days after the Administrator has so notified Class Counsel, it shall be accepted as timely.

(f)            Late Claims

Any claim submitted after the applicable time limits described in paragraph 7(e) shall be handled as follows:

(1)           Class Members submitting late claims shall be informed by the Administrator that their claims are late and shall have an opportunity to present the Referee with a written statement, under penalty of perjury, within ten (10) days of being so informed as to the basis for their claim being late.

(2)           The Referee shall have the sole discretion to approve or disapprove all such claims in accordance with the following:

[a]           If the claim was initially submitted on or before January 31, 2006, the Referee shall determine whether the claim was submitted late due to an invalid mailing address.  If so, the claim shall be considered as having been submitted on time and the person submitting such claim shall be a Settlement Class Member.  If the claim was submitted late for any other reason, the Referee shall determine whether the reason is appropriate and if so, it shall be considered a “Late Claim” and shall be computed and paid separately from timely claims as set forth in paragraph 8(f) below and the person submitting such claims shall be a “Late Claim Settlement Class Member.”  If the Referee determines that the reason is inappropriate, the claim shall be rejected as untimely.

[b]           Any claim that is submitted later than February 28, 2006 (the “Final Submission Date”), regardless of the reason, shall be rejected as untimely.

(3)           All determinations made by the Referee under this paragraph (f) shall be final and binding.

(g)           Retention of Claim Forms

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The Claim Forms shall be maintained by the Administrator until the Final Submission Date.  At that time, the forms shall be provided to Defendant for use in distributing the settlement proceeds. However, at no time shall any such form (1) be used in any proceeding or action regarding the potential discipline of any individual employee, (2) be placed (or a copy placed) in any individual employee’s personnel file, or (3) be provided to any manager or supervisor at the claims office level or below. The purpose of the previous sentence is to ensure that no current or former employee could, in any way, be negatively impacted by the fact of filing a claim.

8.             PAYMENT TO CLASS MEMBERS AND CLAIMS PROCEDURE

(a)           Potential Gross Individual Settlement Proceeds.

The “Potential Gross Individual Settlement Proceeds” shall equal the Potential Maximum Consideration minus the total of (i) Court-approved attorneys’ fees; (ii) Court-approved reimbursement of costs and expenses; (iii) Court-approved expenses incurred by the Referee; (iv) Court-approved incentive awards to the current and former named class representatives; (v) all administrative costs relating to the claims process, (except those costs resulting from Defendant’s election to have the Administrator issue settlement checks); and (vi) the Late Claim Reserve described in paragraph 8(f) below.

(b)           Annual Percentage; Potential Annual Gross Settlement Proceeds

Each calendar year during the Class Period shall be assigned an “Annual Percentage.” That percentage shall equal (i) the total compensation to all Class Members during that year plus imputed interest calculated at seven percent (7%) per annum simple interest through December 31, 2004, divided by (ii) the sum of all such compensation and all such imputed interest for all calendar years in the Class Period.  As used herein, a Class Member’s total compensation for a calendar year shall be the amount reported in Box 1 of the member’s W-2 form for that year, (prorated to the nearest full month for any year in which a Class Member was not actively employed in the Plaintiff Class for the entire year). The Annual Percentage shall then be multiplied by the Potential Gross Individual Settlement Proceeds to determine the “Potential Annual Gross Settlement Proceeds” allocable to that calendar year.  Of the total amount so allocated, the percentage allocable to imputed interest shall be interest and the remainder shall be, in the appropriate percentages, wages (subject to withholding) and employer-paid payroll taxes on such wages.

(c)           Individual Percentage

Each Class Member’s “Individual Percentage” of each Potential Annual Gross Settlement Proceeds shall equal (i) the gross compensation earned by that Class Member for the months in each calendar year that such Class Member worked as a Class Member divided by (ii) the total gross compensation paid to all Class Members for all of the months worked by Class Members during such year of the Class Period.  For purposes of this calculation, every Class Member who was employed as a CAT adjuster at any time during such year shall have his or her annual gross compensation for that year increased by a factor equal to sixty percent (60%) times the ratio of the number of days that Class Member worked as a CAT adjuster that year over 365.  It is

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understood that Individual Percentages for Class Members who worked as CAT adjusters in any year will be increased, and the Individual Percentages for Class Members who did not work as CAT adjusters shall be correspondingly reduced.  For purposes of 1996 only, any person who was a Class Member for at least two weeks between November 27 and December 31, 1996 shall be credited with one (1) month, and CAT adjuster duty shall not be considered.

Example:  If a Class Member worked during a year in the Class Period and earned a total of $1, and the total gross compensation paid out to Class Members during that year, after adjustments for CAT duty, was $100, that Class Member’s Individual Percentage would be 1 percent (1/100) of the Potential Annual Gross Settlement Proceeds for that year.

(d)           Individual Settlement Award

Each Class Member’s “Individual Settlement Award” shall equal the sum of his or her Individual Percentages of each Potential Annual Gross Settlement Proceeds and shall be comprised of interest, wages (subject to withholding) and employer-paid payroll taxes on such wages in the same appropriate percentages as the respective Potential Annual Gross Settlement Proceeds.  The portion of each Individual Settlement Award that is not interest shall be divided by the appropriate divisor to determine the Class Member’s gross wages (subject to withholding) and the balance shall be the employer-paid payroll taxes with respect to such gross wages.

(e)           Claimed Settlement Amount; Unclaimed Amount

The total of Individual Settlement Awards claimed by Settlement Class Members shall be the “Claimed Settlement Amount.” If each and every Class Member is a Settlement Class Member, then the Claimed Settlement Amount shall equal the Potential Maximum Consideration and all Individual Settlement Awards shall be distributed to all Settlement Class Members. If any Class Member does not become either a Settlement Class Member or a Late Claim Settlement Class Member, the following shall apply:

The value of the Individual Settlement Award for a Class Member who is not a Settlement Class Member or a Late Claim Settlement Class Member shall be determined by the Claims Administrator and allocated to the “Unclaimed Amount.”  The first Six Million Dollars ($6 million) plus one-half (1/2) of any amount over Six Million Dollars ($6 million) in the Unclaimed Amount shall be distributed to Settlement Class Members on a pro rata basis where the numerator equals each Settlement Class Member’s Individual Settlement Award and the denominator equals the sum of the Individual Settlement Award for all Settlement Class Members.  Each allocation shall be interest, wages (subject to withholding) and employer-paid payroll taxes on such wages in the same proportions as each Settlement Class Member’s Individual Settlement Award.  The balance of the Unclaimed Amount (one-half (1/2) of any amount over Six Million Dollars($6 million)) shall be retained by Allstate.

(f)            Late Claim Settlement Members; Late Claim Reserve

A total of Five Hundred Thousand Dollars ($500,000) (the “Late Claim Reserve”) shall be held aside from the Potential Maximum Consideration to cover the payment of Late Claims as defined in paragraph 7(f).  Any Late Claim Settlement Class Member shall be entitled to

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payment of an Individual Settlement Award as if such claim had not been late, and computed on the same basis as if it represented a share from the Potential Gross Individual Settlement Proceeds, except that (i) all such claims paid to Late Claim Settlement Class Members shall be paid solely from the Late Claim Reserve; (ii) the total of all such claims shall not exceed such reserve; and (iii) Late Claim Settlement Class Members shall not participate in the distribution of the Unclaimed Amount under paragraph 8(e).  If the total of the claims made by Late Claim Settlement Class Members exceeds the Late Claim Reserve, all such claims shall be reduced proportionately so that the total paid does not exceed $500,000.  If the total of the claims by Late Claim Settlement Class Members is less than $500,000, the unused portion of the Late Claim Reserve shall be retained by Allstate.

(g)           Tax Liability and Net Payments

The payment by Defendant pursuant to this Agreement is for alleged failure to pay overtime compensation, interest on said sum, and all other claims as set forth in the operative Class Complaint (as described in paragraph 5 herein). In accordance with both State and Federal tax laws, Defendant shall withhold such sums from each Class Member’s Individual Settlement Award as is required in order to comply with the same. Portions of any Individual Settlement Award not subject to withholding will be issued with a 1099 form. After appropriate tax withholding, the net payment to be received by each Settlement Class Member shall be designated as the “Net Payment,” and said sum shall be paid as provided in paragraph 13 below. Defendant shall report the taxes withheld from the wages of each Class Member as required via a W-2 form, and shall pay over all such withheld funds, plus the employer’s contribution, to the appropriate State and Federal taxing authority as required by law. Defendant shall provide each Class Member with appropriate documentation setting forth the amount of any tax or other payment withheld, and employer contribution made, in accordance with State and Federal tax requirements. In addition, Defendant shall provide such information to the Administrator and to Class Counsel.  Class Members shall be responsible for remitting to State and/or Federal taxing authorities any other applicable taxes due and shall hold Allstate harmless and indemnify it for any liabilities, costs and expenses, including attorney fees, caused by any such taxing authority relating in any way to the tax treatment of the payments made pursuant to this Agreement.

(h)           Challenges to Number of Months or CAT Days Allocated to Each Employee by Allstate and/or to Computation of Individual Settlement Awards

(1)           If a Class Member disagrees with Allstate’s calculation as to his or her number of months of employment or the number of CAT days worked which are used to determine the Class Member’s share of the Claimed Settlement Amount, said disagreement must be set forth in writing and returned to the Administrator at the time that the Class Member’s Claim Form is submitted.  Allstate will have ten (10) days from notice of such dispute from the Administrator within which it may respond in writing to the Class Member, the Administrator and Class Counsel or the Class Member’s challenge shall be deemed correct.  The Class Member shall then have fifteen (15) days to provide a reply to Allstate’s response, if he or she so desires.  Thereafter, the Referee shall decide the number of months to be allocated to that Class Member and the Referee’s decision shall be final and binding.

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(2)           If a Class Member disagrees in any way with the computation of his or her Individual Settlement Award, such dispute must be communicated in writing to the Administrator within ten (10) days of the notice of such award.  Thereafter, Allstate and/or the Administrator will have ten (10) days to respond in writing to the Class Member.  Thereafter, the Referee shall decide the amount of such Individual Settlement Award and the Referee’s decision shall be final and binding.

9.             ADMINISTRATION OF POTENTIAL MAXIMUM CONSIDERATION

(a)           At no time shall Allstate have the obligation to segregate the funds comprising the Potential Maximum Consideration from its other assets. Allstate will retain exclusive authority over, and responsibility for, those funds until paid.

(b)           The Administrator, will calculate the net amounts to be paid to the Settlement Class Members and Late Claim Settlement Class Members from the Potential Maximum Consideration in accordance with the terms and provisions of this Agreement. In the event Allstate requests that the Administrator pay the net amounts to be paid to Settlement Class Members, Allstate shall bear all costs and expenses incurred in employing the Administrator in this manner. Class Counsel will be provided access to all calculations and all data forming the basis for such determinations. The Court shall retain jurisdiction over the correctness of such calculations and the amount of payment due, and the parties shall submit any disagreements regarding these issues to the Referee for determination.

(c)           No person shall have any claim against Allstate, Allstate’s Counsel, the Named Plaintiffs, the Plaintiff Class, Class Counsel or the Administrator based on distributions and payments made in accordance with this Agreement.

(d)           The maximum amount Allstate can be required to pay under this Settlement for any purpose is One Hundred Twenty Million Dollars ($120,000,000), with the exception of the cost involved with having the Administrator issue settlement checks if so requested by Allstate.

10.          PRELIMINARY APPROVAL

The parties shall jointly seek preliminary approval of this settlement from the Referee via ex parte application made in public. The Referee shall be asked to approve the terms of the settlement, the Notice, the method of notice, the Claim Form, the procedure for the calculation of claims, and the attorneys’ fees and costs and expenses sought by Class Counsel, all as part of preliminary approval. The Referee shall report his findings concerning preliminary approval in writing to the Court. The Court will be asked to adopt the findings of the Referee and issue an order granting preliminary approval.

11.          FINAL APPROVAL

The Notice shall contain a date, time and location for a “Final Approval (Final Fairness) Hearing” to be conducted by the Referee. Said hearing shall be held in a courtroom in Los Angeles County and shall be held on a date approved by the Court on or after October 24, 2005 at a time no earlier than 10:00 a.m.

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If, after receiving the Referee’s written report concerning the Final Approval Hearing (and if that report recommends final approval), the Court is in agreement with the recommendation of the Referee, the Court will grant final approval of the settlement. If the Court is not in agreement with the Referee’s findings, the Court will refer the matter back to the Referee for such other proceedings as may be appropriate.

If final approval is granted by the Court, the Referee shall be empowered to hear any remaining disputes between the parties, to resolve administrative and or procedural problems, etc. Except as set forth in paragraph 2(f), all such actions shall be subject to ratification by the Court.

12.          PROCEDURE FOR OBJECTIONS TO SETTLEMENT

The Notice shall provide that Class Members who wish to object to the Settlement must file with the Referee and serve on counsel for the parties a written statement objecting to the settlement. Such written statement must be filed with the Referee and served on counsel for the parties no later than thirty (30) days after the date the Notice is first mailed (the “Objection Deadline Date”). No Class Member shall be entitled to be heard at the Final Approval Hearing (whether individually or through separate counsel) or to object to the settlement, and no written objections or briefs submitted by any Class Member shall be received or considered by the Referee at the Final Approval Hearing, unless written notice of the Class Member’s intention to appear at the Final Approval Hearing, and copies of any written objections or briefs, shall have been filed with the Referee and served on counsel for the Parties on or before the Objection Deadline Date. Class Members who fail to file and serve timely written objections in the manner specified above shall be deemed to have waived any objections and shall be foreclosed from making any objection (whether by appeal or otherwise) to the settlement, or any aspect of the settlement.

13.          PAYMENT OF SETTLEMENT PROCEEDS

(a)           As used in this Agreement, “Effective Date” means the date by which this settlement is finally approved as provided herein and the Court’s Final Judgment and Order of Dismissal with Prejudice (“Final Judgment” or “Judgment”) becomes final. For purposes of this Agreement, the Court’s Final Judgment “becomes final” upon the latter of (i) the date of final affirmance of an appeal of the Final Judgment; (ii) the expiration of the time for a petition for a writ of certiorari to review the Final Judgment; (iii) the date of final dismissal of any appeal from the Final Judgment or the final dismissal of any appeal or proceeding on certiorari to review the Final Judgment; or (iv) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Court’s Final Judgment.

(b)           Defendant shall make payments of Net Payments to Settlement Class Members by the latest of (i) thirty (30) days of the Effective Date, or (ii) thirty (30) days after the resolution of the final challenge as set forth in paragraph 7(b)(2) above, or (iii)  sixty (60) days after the Final Submission Date.

Class Action Settlement Agreement

(c)           Defendant shall make payments of Net Payments to Late Claim Settlement Class members by the later of (i) sixty (60) days after the Final Submission Date, or (ii) thirty (30) days after the resolution of the final challenge by a Late Claim Settlement Class Member.

(d)           The Class Members acknowledge that the claims process may take longer than described above due to (1) the length of the claims period, and (2) the reasonable time necessary to calculate the Individual Settlement Award due each Class Member. Defendant will employ all due speed to distribute the Individual Settlement Awards to Settlement Class Members and Late Claim Settlement Class Members at the earliest reasonable date.

(e)           Defendant, or the Administrator if Defendant so desires, shall make payments to Class Counsel for judicially approved attorney fees and costs, and any incentive awards to current or former representative plaintiffs by the later of (i) ten (10) days after the Effective Date as defined above, or (ii) January 2, 2006.

14.          COSTS

Defendant shall bear its own costs, expenses and attorneys’ fees incurred in connection with or arising out of the lawsuit.  Plaintiff Class’ attorneys’ fees and costs as approved by the Court shall be paid from the Potential Maximum Consideration to be paid by Defendant.

15.          RELEASE BY ALL CLASS MEMBERS

(a)           As of the Effective Date, the Class Members, including the Named Plaintiff, release Allstate and each of its subsidiaries, affiliated and parent corporations, and, as the case may be, each of their respective past, present or future owners, stockholders, officers, directors, shareholders, employees, agents, principals, heirs, representatives, accountants, auditors, consultants, insurers and reinsurers, and its and their respective successors and predecessors in interest and attorneys, and each of their company-sponsored employee benefit plans and all of their respective officers, directors, employees, administrators, fiduciaries, trustees and agents (the “Released Parties”), from the “Released Claims.” For purposes of this Agreement, the “Released Claims” are defined as:

(1)           All claims, demands, rights, liabilities, and causes of action of every nature and description whatsoever, known or unknown, asserted or that might have been asserted, whether in tort, contract, or for violation of any state or federal constitution, statute, rule or regulation, including state wage and hour laws, whether for economic damages, non-economic damages, restitution, penalties or liquidated damages, arising out of:

[a]           any and all facts, transactions, events, policies, occurrences, acts, disclosures, statements, omissions or failures to act alleged, or related to acts alleged, in the Class Complaint, including but not limited to claims: (i) that Allstate did not pay the Class Members all overtime they were owed for work performed as Class Members in California; (ii) that Allstate failed to provide Breaks to the Class Members while they performed work as Class Members in the State of California; and/or (iii) that Allstate owes wages, waiting-time penalties, penalties, including any penalties which may be available pursuant to the PAGA,

Class Action Settlement Agreement

interest, attorneys’ fees or other damages of any kind related to the claims alleged in the Class Complaint, at any time on or before the last day of the Class Period (whether based on California state wage and hour law, contract, or otherwise); and/or

[b]           the causes of action asserted in the Class Complaint, including but not limited to any and all claims for alleged failure to pay overtime, for alleged failure to provide Breaks, for alleged failure to maintain and furnish records of hours worked, for alleged unlawful conversion of wages, for failure to timely pay wages, for alleged minimum wage and pay stub violations and related violations of Wage Orders, for waiting time penalties, and, as related to the foregoing, for alleged unlawful, unfair and/or fraudulent business practices under California Business and Professions Code section 17200, et seq.

(2)           The Released Claims include any unknown claims that the Class Members do not know or suspect to exist in their favor at the time of the release, which, if known by them, might have affected their settlement with, and release of, the Released Parties or might have affected their decision not to object to this settlement. With respect to the Released Claims, the Class Members stipulate and agree that, upon the Effective Date, the Class Members shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, or any other similar provision under federal or state law, which section provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(b)           The Class Members may hereafter discover facts in addition to or different from those they now know or believe to be true with respect to the subject matter of the Released Claims, but upon the Effective Date, shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled and released any and all of the Released Claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

(c)           The Class Members, on behalf of themselves and their respective assigns, agree not to sue or otherwise make a claim against any of the Released Parties that is in any way related to the Released Claims.

Class Action Settlement Agreement

16.          ADDITIONAL RELEASE BY ALL SETTLEMENT CLASS MEMBERS

(a)           As of the Effective Date, the Settlement Class Members, including the Named Plaintiff, and any Late Claim Settlement Class Members in addition to releasing the Released Parties from the Released Claims as outlined above in paragraph 15, release the Released Parties from the “Released Federal Claims.” For purposes of this Agreement, the “Released Federal Claims” are defined as:

(1)           All claims, demands, rights, liabilities, and causes of action of every nature and description whatsoever, known or unknown, asserted or that might have been asserted, whether in tort, contract, or for violation of any state or federal constitution, statute, rule or regulation, including federal wage and hour laws, whether for economic damages, non-economic damages, restitution, penalties or liquidated damages, arising out of:

[a]           any and all facts, transactions, events, policies, occurrences, acts, disclosures, statements, omissions or failures to act alleged, or related to acts alleged, in the Class Complaint, including all federal claims pursuant to the FLSA, including claims: (a) that Allstate did not pay the Class Members all overtime they were owed for work performed as Class Members in the State of California; (b) that Allstate failed to provide Breaks to the Class Members while they performed work as Class Members within the State of California; and/or (c) that Allstate owes wages, waiting-time penalties, penalties, including any penalties which may be available pursuant to the PAGA, interest, attorneys’ fees or other damages of any kind related to the claims alleged in the Class Complaint, at any time on or before the last day of the Class Period (whether based on federal wage and hour law, contract, or otherwise); and/or

[b]           the causes of action asserted in the Class Complaint, including any and all federal claims arising from the Fair Labor Standards Act for alleged failure to pay overtime, for alleged failure to provide Breaks, for alleged failure to maintain and furnish records of hours worked, and for alleged unlawful conversion of wages due to Class Members for hours worked as Class Members within the State of California.

(2)           The Released Federal Claims include any unknown claims that the Settlement Class Members and any Late Claim Settlement Class Members do not know or suspect to exist in their favor at the time of the release, which, if known by them, might have affected their settlement with, and release of, the Released Parties or might have affected their decision not to object to this settlement. With respect to the Released Federal Claims, the Settlement Class Members and any Late Claim Settlement Class Members stipulate and agree that, upon the Effective Date, the Settlement Class Members and any Late Claim Settlement Class Members shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, or any other similar provision under federal or state law, which section provides:

Class Action Settlement Agreement

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(b)           The Settlement Class Members and any Late Claim Settlement Class Members may hereafter discover facts in addition to or different from those they now know or believe to be true with respect to the subject matter of the Released Federal Claims, but upon the Effective Date, shall be deemed to have, and by operation of the Final Judgment shall have fully, finally, and forever settled and released any and all of the Released Federal Claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

(c)           The Settlement Class Members and any Late Claim Settlement Class Members, on behalf of themselves and their respective assigns, agree not to sue or otherwise make a claim against any of the Released Parties that is in any way related to the Released Federal Claims. The Released Federal Claims are limited to Settlement Class Members and any Late Claim Settlement Class Members claims arising from working in or being based from (during CAT duty) California claims offices.

17.          WAIVER OF FUTURE PENSION, RETIREMENT AND/OR 401(K) RIGHTS BY ALL SETTLEMENT CLASS MEMBERS

As of the Effective Date, the Settlement Class Members and any Late Claim Settlement Class Members, including the Named Plaintiff, in addition to releasing the Released Parties from the Released Claims as outlined above in paragraphs 15 and 16, expressly, knowingly and voluntarily

(a)           acknowledge that none of the amounts paid under this Agreement constitute either “annual compensation” or “eligible annual compensation” under the Allstate Retirement Plan or “eligible compensation” under the Savings and Profit Sharing Fund of Allstate Employees; and

(b)           waive any and all claims for additional contributions to and/or benefits under any pension, retirement and/or 401(k) plan maintained or sponsored by Allstate based on any amount paid under this Agreement.

Nothing in this provision or this Agreement shall in any other way affect the rights of any Class Member to any benefits under any such plan to which such Class Member may otherwise be entitled in accordance with the terms of any such plan.

Class Action Settlement Agreement

18.          WAIVER OF RIGHTS

(a)           Defendant waives any right it may have to further appeal or contest, in any manner, the order certifying this matter as a class action or the order granting plaintiffs’ motion for summary adjudication.

(b)           Class Members waive any right they may have to overtime pay or any other matter alleged in or related to allegations in the Class Complaint except as provided for in this Agreement.

(c)           The parties hereto, including the Plaintiff Class, stipulate and agree that the consideration paid to the Class Members pursuant to this Agreement compensates the Plaintiff Class for all overtime compensation due to them, all penalties, all liability for Breaks and any compensation to which they may be entitled pursuant to the California Labor Code, or the applicable Wage Order, and any related penalties and as such, the Class Members are not “aggrieved employees” for purposes of the PAGA, and, therefore, Defendant is not liable for any penalties pursuant to the PAGA.

(d)           The parties hereto, including the Plaintiff Class, further stipulate and agree that even if any Class Member is considered or determined to be an “aggrieved employee” for purposes of the PAGA, said Class Member waives any potential right to any penalty prescribed by the PAGA, the California Labor Code or the applicable Wage Order.

(e)           The Parties hereto, including the Plaintiff Class, further stipulate and agree that Defendant has taken reasonable steps to insure that Breaks are taken as required by law and that Defendant is in compliance with the California Labor Code and applicable Wage Order and that Class Counsel has conducted a reasonable investigation and determined that Defendant is currently in compliance with the California Labor Code and applicable Wage Order and Breaks are being provided as required by law.

(f)            The Referee and the Court have reviewed this Agreement and concluded that the Plaintiff Class has been adequately compensated for all violations alleged in the Class Complaint and to which they otherwise may be entitled and that any additional penalties pursuant to the PAGA would be an unjust and oppressive award. Accordingly, to the extent any PAGA penalties could potentially be awarded to the Plaintiff Class, the Court hereby determines that no PAGA penalties should be awarded. The parties to this Agreement concur with this determination.

19.          NO ADMISSION BY THE PARTIES

Allstate and the Released Parties deny any and all claims alleged in the Lawsuit and in the Class Complaint and deny all wrongdoing whatsoever. Allstate continues to assert that it properly classified its adjusters as administrative employees exempt from California and federal overtime regulations. This Agreement is neither a concession nor an admission, and shall not be used against Allstate or any of the Released Parties as an admission or indication with respect to any claim of any fault, concession or omission by Allstate or any of the Released Parties. Whether or not the settlement is finally approved, neither the settlement, nor any document,

Class Action Settlement Agreement

statement, proceeding or conduct related to this Agreement, nor any reports or accounts thereof, shall in any event be:

(a)           construed as, offered or admitted in evidence as, received as, or deemed to be evidence for any purpose adverse to the Released Parties, including, but not limited to, evidence of a presumption, concession, indication or admission by any of the Released Parties of any liability, fault, wrongdoing, omission, concession or damage; or

(b)           disclosed, referred to or offered or received in evidence against any of the Released Parties, in any further proceeding in the Lawsuit, or any other civil, criminal or administrative action or proceeding, except for purposes of settling the Lawsuit pursuant to this Agreement.

20.          NULLIFICATION OF AGREEMENT

In the event: (i) the Court does not enter the order specified herein and attached hereto as Exhibit “D”; (ii) the Court does not finally approve the settlement as provided herein; (iii) the Court does not enter a Final Judgment as provided herein and attached hereto as Exhibit “E” which becomes final as a result of the occurrence of the Effective Date; or (iv) the settlement does not become final for any other reason, this Agreement shall be null and void and any order or judgment entered by the Court in furtherance of this settlement shall be treated as void ab initio. In such a case, the parties and any funds to be awarded under this Settlement shall be returned to their respective statuses as of the date and time immediately prior to the execution of this Agreement, and the parties shall proceed in all respects as if this Agreement had not been executed.

21.          PRIVACY OF DOCUMENTS AND INFORMATION

The Plaintiff Class and Class Counsel agree that none of the documents and information provided to them by Allstate shall be used for any purpose other than prosecution of the Lawsuit. Within ten (10) days of the Effective Date of this Agreement if so requested by Defendant, the Plaintiff Class and Class Counsel shall return all copies of all documents marked as “confidential” which were produced to them during this litigation.

22.          REPRESENTATIONS AND WARRANTIES

Each party represents and warrants that he, she or it has not heretofore assigned or transferred, or purported to assign or transfer, any of the claims released pursuant to this Agreement to any other person not a party hereto and that he, she or it is fully entitled to compromise and settle same.

23.          CALIFORNIA LAW

All questions with respect to the construction of this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the State of California applicable to agreements to be wholly performed within the State of California.

Class Action Settlement Agreement

24.          OWN COUNSEL

Each party acknowledges that he, she or it has been represented by counsel of his, her or its own choice throughout all of the negotiations which preceded the execution of this Agreement and in connection with the preparation and execution of this Agreement.

25.          FURTHER ACTS AND DOCUMENTS

The parties agree to do such acts and execute all such documents necessary to effectuate the intent of this Agreement.

26.          COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

27.          HEADINGS

The headings contained in this Agreement are for reference only and are not to be construed in any way as a part of the Agreement.

28.          ENTIRE AGREEMENT

This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contemporaneous oral and written agreements and discussions. Each of the parties covenants that he, she or it has not entered in this Agreement as a result of any representation, agreement, inducement, or coercion, except to the extent specifically provided herein. Each party further covenants that the consideration recited herein is the only consideration for entering into this Agreement and that no promises or representations of another or further consideration have been made by any person. This Agreement may be amended only by an agreement in writing duly executed by all parties hereto.

29.          BINDING EFFECT

This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, assigns and successors-in-interest.

30.          DRAFTING

Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party as drafter of this Agreement.

31.          SEVERABILITY

In the event any covenant or other provision herein is held to be invalid, void or illegal, the same shall be deemed severed from the remainder of this Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision herein. If any

Class Action Settlement Agreement

covenant, condition or other provision herein is held to be invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

32.          INCORPORATION OF EXHIBITS

All exhibits attached hereto are hereby incorporated by reference as though set forth fully herein and are a material part of this Agreement.  Any notice, order, judgment or other exhibit that requires approval of the Referee and/or the Court must be approved without material alteration from its current form in order for this Agreement to become effective.

33.          AUTHORITY

Each party warrants and represents that each of the persons/or entities executing this Agreement is duly empowered and authorized to do so.

34.          NAMED PLAINTIFF’S WAIVER OF RIGHT TO OBJECT

The Named Plaintiff agrees to sign this Agreement and by signing this Agreement is bound by the terms herein stated and further agrees not to request to be excluded from the Plaintiff Class and agrees not to object to any of the terms of this Agreement. Non-compliance by the Named Plaintiff with this paragraph shall be void and of no force or effect. Any such request for exclusion or objection shall therefore be void and of no force or effect.

35.          ADMINISTRATION OF SETTLEMENT AND COMPLIANCE

The Referee and/or the Court shall further have continuing jurisdiction to resolve any dispute which may arise with regard to the terms and conditions of this Agreement, subject to approval by the Court and/or the Referee as set forth herein.

36.          FINAL ORDER AND JUDGMENT OF SETTLEMENT

Upon final approval of the settlement, a final order and judgment shall be entered by the Court in the form of an order attached hereto as Exhibit “D” which shall, inter alia:

(a)           Grant final approval to the settlement as fair, reasonable, adequate, in good faith and in the best interests of the Plaintiff Class, as a whole, and order the parties to carry out the provisions of this Agreement.

(b)           Dismiss with prejudice all actions, complaints and claims and any lawsuit as against Allstate and/or the Released Parties arising out of or related to any of the actions or events complained of in the Class Complaint herein.

(c)           Adjudge that Class Members are conclusively deemed to have released Allstate and the Released Parties of and from any and all rights, claims, demands, liabilities, causes of action, liens and judgments arising out of or in any way related to the matters set forth, or that could have been set forth, in the Class Complaint.

Class Action Settlement Agreement

(d)           Bar and permanently enjoin each Class Member from prosecuting against the Released Parties any and all of the settled claims which the Class Members or any of them had, have or may have in the future, arising out of, based upon, or otherwise related to any of the settled claims, or any of the allegations contained in the operative complaint or in the Class Complaint.

(e)           Bar and permanently enjoin each person in the Plaintiff Class who opted not to participate in the settlement (or who having previously opted out, chose not to submit a Claim Form) from participating in any future class action regarding the claims raised in the Class Complaint.

(f)            Reserve continuing jurisdiction as provided herein above.

37.          NOTICE

After the Court enters its order granting final approval of this Agreement, all notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be delivered personally, telecopied or mailed postage pre-paid by first class mail to the following persons at their addresses set forth as follows:

Class Counsel:

Louis Marlin, Esq. Marlin & Saltzman 2400 E. Katella Ave. Suite 1030 Anaheim, CA 92806	R. Rex Parris, Esq. The R. Rex Parris Law Firm 963 West Avenue J Lancaster, CA 93534
Stanley D. Saltzman, Esq. Marlin & Saltzman 28229 Canwood St. Suite 208 Agoura Hills, CA 91301	Arnold Schwartz, Esq. Mazursky, Schwartz, Daniels & Bradley 10990 Wilshire Blvd. Suite 1200 Los Angeles, CA 90024-3927

Defendant’s Counsel

Joel E. Krischer Latham & Watkins LLP Suite 4000 633 West Fifth Street Los Angeles, CA 90071-2007	Andrew M. Paley, Esq. Seyfarth Shaw LLP 2029 Century Park East Suite 3300 Los Angeles, CA 90067

Class Action Settlement Agreement

WHEREFORE, the Named Plaintiff on his own behalf and on behalf of the Plaintiff Class, and Defendant, by their duly authorized agents or counsel, have executed this Agreement as of the dates set forth below.

Class Representative

Dated: 8/29/05		/s/ William Sekly
William Sekly

Defendant:

Dated: 8/30/05	Allstate Insurance Company

	By:	/s/ Mary McGinn
Vice President and Deputy General
Counsel

Approval As To Form And Content By Counsel

On Behalf of the Plaintiff Class:

Dated: 8/29/05	MARLIN & SALTZMAN

	By	/s/ Louis M. Marlin
Louis M. Marlin

Dated: 8/29/05	THE R. REX PARRIS LAW FIRM

	By	/s/ R. Rex Parris
R. Rex Parris

Dated: 8/29/05	MAZURSKY, SCHWARTZ, DANIELS & BRADLEY

	By	/s/ Arnold Schwartz
Arnold Schwartz

Class Action Settlement Agreement

On Behalf of Defendant:

Dated: 8/29/05	LATHAM & WATKINS LLP

	By	/s/ Joel E. Krischer
Joel E. Krischer

Dated: 8/30/05	SEYFARTH SHAW LLP

	By	/s/ Andrew M. Paley
Andrew M. Paley

Class Action Settlement Agreement

EXHIBIT A

SUPERIOR COURT OF CALIFORNIA

COUNTY OF LOS ANGELES

WILLIAM SEKLY, et al.,	)	Case Number: BC 240813
Plaintiffs,	)
v.	)
)
ALLSTATE INSURANCE COMPANY,	)	NOTICE OF CLASS
Defendant.	)	ACTION SETTLEMENT
)
)

TO:         All persons who, between November 27, 1996 and December 31, 2004, have been employed in California as claims adjusters by the defendant Allstate Insurance Company.  As used in the class definition, the term “claims adjuster” refers to any individual whose assigned duties as an employee of the defendant included or currently include, but were not limited to, the adjustment and/or investigation and/or analysis and/or evaluation of the monetary worth of any claim made to Allstate for any bodily injury, property damage, and/or monetary damage of every nature and type and who have been or currently are paid as exempt employees as the same are defined pursuant to statute and/or California or federal regulatory determination.

On	, the Court granted preliminary approval of the proposed settlement in this Action. If the settlement is granted final approval, the Action will be dismissed and Allstate will be released of all claims related to this case. This Notice is to advise you of the proposed settlement, your rights to object to the terms of the proposed settlement, and how to obtain more information about the settlement.

PLEASE READ THIS ENTIRE NOTICE CAREFULLY.

YOUR RIGHTS MAY BE AFFECTED BY THE PROPOSED SETTLEMENT DESCRIBED BELOW.

I.              SUMMARY OF THE LITIGATION

On November 27, 2000, a lawsuit was filed against Allstate Insurance Company (and related entities) on behalf of former and current claims adjusters of those companies who have worked in California in connection with the adjusting of property damage and/or bodily injury claims.  The case seeks recovery of overtime pay and penalties which plaintiffs contend are owed to all present and former claims adjusters who adjusted claims in California from November 27, 1996 to December 31, 2004.  The matter has been litigated before the Hon. Anthony J. Mohr, Judge of the Superior Court of the State of California for the County of Los Angeles (hereafter, the “Court”).

On August 23, 2002, the Court certified this matter as a class action over the objection of Allstate.  Class notice was sent to all potential class members at their last known address (as provided by Allstate) via first class U.S. Mail.  Thereafter, on April 21, 2004, the Court entered its order granting the plaintiff class’ motion for summary adjudication of liability and determining that the members of the plaintiff class were and are non-exempt employees entitled to overtime compensation.  That decision of the Court could have been the subject of an appeal if the matter was litigated through trial.  On January 19, 2005, again over the objection of Allstate, the Court further certified this matter as a class action for the determination of damages.

During the course of this litigation, attorneys for the plaintiff class and attorneys for the defendant have engaged in mediation with an experienced mediator who is a former justice of the California Supreme Court.  In addition, counsel for the parties have engaged in numerous discussions in an attempt to resolve this matter.  The parties have reached an agreement to settle this matter, subject to the approval of the Court.

Sekly v. Allstate

Notice Of Class Action Settlement

As part of the settlement process, the Court has appointed the Hon. Edward Panelli (Ret.), a retired justice of the California Supreme Court, to act as the Referee in this matter.  Justice Panelli will conduct the Fairness Hearing described later in this Notice and shall report his findings to the Court.  Justice Panelli will also resolve any disputes involving the settlement process, with certain of his recommendations being presented to the Court for approval and other determinations being final, binding and non-appealable.

II.            CLASS DEFINITION

A.            Settlement Class Defined

The certified settling class (“Class”) is defined as follows (members of the Class are sometimes referred to in this Notice as “Class Members”):

The Class is comprised of all persons who, between November 27, 1996 and December 31, 2004 were employed in California as claims adjusters by Allstate.  As used in the Class definition, the term “claims adjuster” refers to any individual whose assigned duties as an employee of Allstate included, but were not limited to, the adjustment and/or investigation and/or analysis and/or evaluation of the monetary worth of any claim made to Allstate for any bodily injury, property damage, and/or monetary damage of every nature and type and who have been or currently are paid as exempt employees as the same are defined pursuant to statute and/or California or federal regulatory determination.

As of the date of the settlement, Allstate has represented that the job titles which comprise the Class Members who work at Allstate claims offices in California are as follows:

Claim Representative	Claim Adjuster	Claim Service Adjuster
Senior Claim Representative	Senior Claim Adjuster	Senior Claim Service Adjuster
Staff Claim Representative	Staff Claim Adjuster	Staff Claim Service Adjuster
Senior Staff Claim Representative	Staff Claim Analyst	SIU Adjuster
Subrogation Adjuster	Appraisers	Claims Specialist
Claims Consultant	Evaluation Consultant	Damage Evaluator
Quality Evaluator	Extra Contractual Liability Specialist

Any change, modification, addition or deletion of any job titles by Allstate shall not result in a change in the persons defined as Class Members, whose entitlement to the same is based upon the duties they perform as set forth in this Notice.

Persons who performed such functions while classified, employed and compensated by Allstate as supervisors, managers or officers of said Allstate are not included in the Class during any time said persons were so employed.  Persons performing work in the following job titles (as the work duties and responsibilities of said titles existed as of the date of certification) are not included in the defined Class during any period of time said position was or is held during the class period: Frontline Process Experts, Frontline Performance Leaders and supervisory personnel.

B.            Information For Persons Who Previously Excluded Themselves From The Class

Persons who elected to opt out of the Class at the time notice of class certification for liability or notice of class certification for damages were served may rejoin the Class by filing a timely and complete Claim Form as set forth in section IV hereafter.

If you continue to elect not to participate in the recovery obtained through this settlement, you will be entitled to prosecute an individual lawsuit or an individual claim with the California Labor Commissioner, in accordance with California law, but you may not pursue any such claim as part of a class action.  If you fail to submit a timely Claim Form, you will remain excluded from the Class.

Sekly v. Allstate

Notice Of Class Action Settlement

C.            Information For Special Investigative Unit Adjusters, Subrogation Adjusters, Evaluation Consultants, Damage Evaluators, Quality Evaluators and Extra Contractual Liability Specialists

Previously, Special Investigative Unit Adjusters, Subrogation Adjusters, Evaluation Consultants, Damage Evaluators, Quality Evaluators and Extra Contractual Liability Specialists were not included in the Class.  As part of the settlement between the parties, these job classifications will now be included in the Class.  If you wish, the Court will exclude you from the Class if you so request.  If you wish to be excluded from the Class, you must fill out and send the enclosed Exclusion Request Form to the Claims Administrator

by	[30 from mailing]:

Gilardi & Company

If you timely request exclusion from the Class, you will:  (1) not participate in the recovery obtained through this settlement, and (2) be entitled to prosecute an individual lawsuit, or an individual claim with the Labor Commissioner, in accordance with California law, but you may not pursue any such claim as part of a class action.

If you do not choose to exclude yourself from the Class, you may file a Claim Form and participate with all other Class Members.  You may, if you so desire, enter an appearance through counsel of your choice.

III.           CLASS REPRESENTATIVES AND CLASS COUNSEL

The Court appointed plaintiffs Dani Bednar and William Sekly to represent the Class.  Recently, Ms. Bednar withdrew as a representative.  The Court appointed the following attorneys to represent the Class as “Class Counsel:”

Marlin & Saltzman Louis M. Marlin 2400 E. Katella Ave., Suite 1030 Anaheim, CA 92806	R. Rex Parris Law Firm R. Rex Parris Robert Parris 963 W. Avenue J Lancaster, CA 93534

Marlin & Saltzman Stanley D. Saltzman 29229 Canwood St., Suite 208 Agoura Hills, CA 91301	Mazursky, Schwartz, Daniels & Bradley Arnold Schwartz Marcus Bradley 10990 Wilshire Blvd., Suite 1200 Los Angeles, CA 90024

IV.           SUMMARY OF SETTLEMENT TERMS AND CLAIMS PROCESS

The following is a summary of the proposed settlement contained in the Settlement Agreement (“Settlement Agreement”) that is on file with the Clerk of the Central Civil West division of the Court.  The complete Agreement may be inspected during normal business hours at the offices of the Clerk or online at www.overtimelawsuit.com under the heading of “Allstate Insurance Company.”

A.            Monetary Award.

The proposed settlement obligates the defendant to pay a potential maximum settlement amount (called the “Potential Maximum Consideration” in the Agreement) of One Hundred Twenty Million Dollars ($120,000,000).  This payment is “all inclusive,” including, but not limited to, unpaid overtime pay, pay for meal and rest break violations, any and all associated penalties, interest, employer tax contributions, costs, attorneys’ fees, class administration costs, referee costs, incentive payments to the named plaintiffs, etc.  These settlement proceeds will be paid to Class Members as described in Section VI later in this Notice.

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B.            The Claims Process.

Enclosed with this Notice you will find a Claim Form. THIS CLAIM FORM MUST BE COMPLETED, SIGNED UNDER PENALTY OF PERJURY, AND RETURNED TO THE CLAIMS ADMINISTRATOR WITHIN 75 DAYS OF THE MAILING OF THE SAME. THEREFORE, FOR YOUR CLAIM TO BE CONSIDERED TIMELY, IT MUST BE POSTMARKED NO LATER

THAN	. Claims postmarked after that date will be considered as late claims and may be subject to rejection. Please follow the directions on the Claim Form carefully. If you require assistance, you may contact Class counsel as identified at the end of this notice. As used herein and in the Settlement Agreement, a Class Member who submits a timely Claim Form is called a “Settlement Class Member,” and a Class Member who submits a late claim that is not rejected by the Referee is called a “Late Claim Settlement Class Member.”

The Claim Forms shall be maintained by an independent claims administrator (“Administrator”) chosen by the Class Counsel until the claims period has been completed.  At that time, the forms shall be provided to Allstate for use in distributing the settlement proceeds.  However, at no time shall any such form (1) be used in any proceeding, action, etc. in regard to any individual employee, (2) be placed (or a copy placed) in any individual employee’s personnel file, or (3) be provided to any manager or supervisor at the claims office level or below.  The purpose of this procedure is to ensure that no current or former employee could, in any way, be negatively impacted by filing a claim.

C.            Notice and Administration.

The settlement process will be administered by the Administrator.  The costs of administration shall be subtracted from the potential maximum settlement amount to be paid by Allstate, except that if Allstate elects to have the claims administrator disburse settlement proceeds to Class Members, the cost of those activities will be paid by Allstate.

D.            Release and Waiver.

The scope of the release and waiver that Class Members are providing Allstate is important, and the full text of that release is attached as an Appendix to this Notice.  In summary, if the settlement is approved by the Court, the scope of the release and waiver upon the Effective Date of the settlement is as follows:

1.

All Class Members, including those who do not submit a Claim Form, shall be deemed to have agreed that,

except for the obligations imposed by this settlement, Allstate shall be forever released and discharged from all “Released Claims” (including, without limitation, that Allstate failed to pay Class Members overtime or to provide them with rest breaks and meal periods, or otherwise violated California law with respect to the payment of wages or the maintenance of records) and that the Class representatives and all Class Members shall be barred and enjoined from suing the Released Parties for any liability in any way related to or arising out of any Released Claim. The Released Claims also include any and all claims, of every kind and nature, known or unknown, that were or could have been asserted against Allstate by the Class representatives or Class Members in any type of proceeding, for unpaid overtime compensation and/or statutory penalties, or any other relief sought in the Complaint,or in the

Amended Complaint filed on

 in this matter for the period November 27, 1996 through the effective date of the settlement.

2.

Any Class Member who submits a timely or late Claim Form (late claims are described in paragraph 6 of section VI, below) will also release the Released Parties from the “Released Federal Claims.”  For purposes of the settlement, “Released Federal Claims” includes all “Released Claims” plus any claims under federal law, including under the Fair Labor Standards Act, for failure to pay overtime, to maintain records or for any other claim regarding the payment of wages under federal law.  Released Federal Claims also means any and all claims, of every kind and nature, known or unknown, that were or could have been asserted against Allstate by the Class representatives or Class Members in any type of proceeding, for unpaid overtime compensation and/or statutory penalties, or any other relief sought in the Complaint, or in the Amended Complaint filed on in this matter for the

period November 27, 1996 through the effective date of the settlement.

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3.             Any Class Member who submits a timely or late Claim Form will also (a) acknowledge that none of the amounts paid under this settlement will constitute compensation under the Allstate Retirement Plan or the Savings and Profit Sharing Fund of Allstate Employees, and will waive any and all claims for additional contributions to and/or benefits under any pension, retirement and/or 401(k) plan maintained or sponsored by Allstate based on any amount paid under the settlement.

This summary is for your convenience only.  The full scope of the release and waiver will be governed by the terms of the Settlement Agreement.

E.             Attorneys’ Fees.

Class Counsel has litigated this matter since September 2000.  The three law firms representing the Class have devoted substantial time, effort and expenses in prosecuting this matter, including taking approximately 400 depositions, reviewing over 75,000 pages of documents produced by Allstate, obtaining class certification, obtaining summary adjudication, etc.  It is customary for courts to award attorneys’ fees based upon a percentage of the potential maximum settlement amount for the benefit of a class in amounts ranging from 25% to 40% of that amount.  In this case, each of the three firms representing the Class will request an award equal to 11 1/9% of the potential maximum settlement amount, for a total attorneys’ fee award of 33 l/3%.  Class Counsel will also seek reimbursement of the costs and expenses they have incurred on behalf of the Class, estimated to be approximately $800,000.

V.            INCENTIVE AWARD

The Class representative (Ms. Bednar and Mr. Sekly) will seek an incentive award from the potential maximum settlement amount not to exceed ¾ of the average individual settlement award for a Class Member who was in the Class for the full Class Period for the time and effort they have expended in bringing this action.

VI.           CALCULATION OF PAYMENTS TO CLASS MEMBERS

The settlement administrative costs, incentive awards to each of the Class representatives, Referee costs, attorneys’ fees and costs and other associated expenses and a reserve for “Late Claims” (discussed below) shall be subtracted from the potential maximum settlement amount.  The funds remaining after payment of these expenses are designated as the Potential Gross Individual Settlement Proceeds, which is the amount available for distribution among Class Members who submit timely claims.  The calculation of each Class Member’s share of the funds available for distribution is as follows:

1.             The Potential Gross Individual Settlement Proceeds will first be allocated among the calendar years in the Class Period (from November 27, 1996 through December 31, 2004).  Each year’s allocation shall be a percentage equal to (i) the total compensation to all Class Members during that year plus imputed interest calculated at 7% per annum simple interest through December 31, 2004, divided by (ii) the sum of all such compensation and all such imputed interest for all calendar years in the Class Period.

2.             A Class Member’s total compensation for a calendar year shall be the amount reported in Box 1 of the member’s
W-2 form for that year (prorated to the nearest full month for any year in which a Class Member was not actively employed in the Class for the entire year).  Every Class Member who was employed as a catastrophe (“CAT”) adjuster at any time during each year shall have his or her annual gross compensation for that year adjusted as set forth in paragraph 3.

3.             Each Class Member shall be entitled to an “Individual Percentage” of each calendar year’s allocation on a year-by-year basis based on that Class Member’s compensation as a Class Member during each year.  That percentage shall equal (i) the gross compensation earned by that Class Member for the months in each calendar year that such Class Member worked as a Class Member divided by (ii) the total gross compensation paid to all Class Members for all of the months worked by Class Members during such year of the Class Period.   Every Class Member who was employed as a CAT adjuster at any time during each year shall have his or her annual gross compensation for that year increased by a factor equal to 60% times the ratio of the number of days that Class Member worked as a CAT adjuster that year over 365.  It is

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understood that Individual Percentages for Class Members who worked as CAT adjusters in any year will be increased, and the Individual Percentages for Class Members who did not work as CAT adjusters for that year shall be correspondingly reduced.  (For purposes of 1996 only, any person who was a Class Member for at least two weeks between November 27 and December 31, 1996 shall be credited with one month, and CAT adjuster duty shall not be considered.)  The Individual Percentage so determined for each Class Member shall then be multiplied by the Potential Gross Individual Settlement Proceeds allocated to that calendar year to determine the allocations to Class Members for that calendar year.  Of the total amount so allocated, the percentage allocable to imputed interest shall be interest and the remainder shall be, in the appropriate percentages, wages (subject to withholding) and employer-paid payroll taxes on such wages.

Example:  If a Class Member worked during a year in the Class Period and earned a total of $1, and the total gross compensation paid out to Class Members during that year, after adjustments for CAT duty, was $100, that Class Member would be entitled to 1% (1/100) of the Potential Gross Individual Settlement Proceeds allocated to that year.

4.             The amount that each Class Member is entitled to receive – the “Individual Settlement Award” – equals the sum of his or her Individual Percentages of each year’s allocation.  The proportion of each year’s allocation that represents imputed interest shall be interest income to the Class Member.  The portion of each Class Member’s Individual Settlement Award that is not interest shall be divided by the appropriate factor to determine the Class Member’s gross wages (subject to withholding) and the balance shall be the employer-paid payroll taxes with respect to such gross wages.

5.             The total of Individual Settlement Awards claimed by Settlement Class Members shall be the “Claimed Settlement Amount.”  If each and every Class Member submits a timely and properly completed Claim Form, then the Claimed Settlement Amount shall equal the Potential Gross Individual Settlement Proceeds and all Individual Settlement Awards shall be distributed to all Settlement Class Members.  If all Class Members do not submit timely and properly completed Claim Forms, Allstate may pay less than the Potential Gross Individual Settlement Proceeds, as follows:

The value of the Individual Settlement Award for a Class Member who does not submit a timely Claim Form shall be determined by the Administrator and allocated to the “Unclaimed Amount.”  The first $6 million plus one-half of any amount over $6 million in the Unclaimed Amount shall be distributed to Class Members who submitted timely Claim Forms on a pro rata basis where the numerator equals each Settlement Class Member’s Individual Settlement Award and the denominator equals the sum of the Individual Settlement Award for all Settlement Class Members.   Each allocation shall be interest, wages (subject to withholding) and employer-paid payroll taxes on such wages in the same proportions as each Settlement Class Member’s Individual Settlement Award.  The balance of the Unclaimed Amount (one-half of any amount over $6 million) shall be retained by Allstate.

6.             TO PARTICIPATE IN THE SETTLEMENT TO THE FULL EXTENT POSSIBLE, YOU MUST SUBMIT A VALID AND TIMELY CLAIM FORM.  For any Claim Form submitted after [date] – the “Submission Date” –  the Referee shall determine whether the Claim Form should be deemed as timely (due to an inaccurate address for the Class Member), considered an approved “Late Claim,” or rejected.  For any Claim Form submitted after January 31, 2006, the Referee shall determine whether the Claim Form should be approved as a Late Claim (regardless of the reason the Claim Form was submitted late) or rejected.  Any Claim Form submitted after February 28, 2006, regardless of the reason, shall be rejected.  The Referee’s decisions in this regard shall be final, binding and non-appealable.

7.             A total of $500,000 (the “Late Claim Reserve”) shall be held aside from the Potential Maximum Consideration to cover the payment of Late Claims.  The Individual Settlement Award for a Late Claim shall be computed as if such claim had not been late, except that (i) all such claims shall be paid separately from the Late Claim Reserve; (ii) the total of all such claims shall not exceed such reserve; and (iii) Class Members submitting Late Claims shall not participate in the distribution of the Unclaimed Amount.  If the total of the Late Claims exceeds the Late Claim Reserve, all such claims shall be reduced proportionately

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so that the total paid does not exceed $500,000.  If the total of Late Claims is less than $500,000, the unused portion of the Late Claim Reserve shall be retained by Allstate.

8.             Class Members shall have the right to challenge Allstate’s position as to the number of months a Class Member was employed during the Class Period and/or the number of days of CAT duty worked.  The Class Member’s basis for this challenge, along with copies of any supporting documents, must be provided to the Claims Administrator with the Class Member’s Claim Form.  Allstate will have the opportunity to respond to the Class Member’s position in writing, and the Class Member will be permitted to reply to the same.  Thereafter, the Referee will decide the issue based upon the written information provided, and the Referee’s decision shall be final, binding and non-appealable.

9.             Allstate will withhold from settlement payments federal and state withholding amounts as required by federal and state tax laws.

VII.         SETTLEMENT APPROVAL HEARING

A hearing has been scheduled on	, 2005 at 10:00 a.m. before the Honorable Edward Panelli (Ret.) at Los

Angeles Superior Court, Central Civil West Courthouse, Department 309, 600 S. Commonwealth Avenue, Los Angeles, CA 90005 at which time the Referee will determine: (1) whether the proposed settlement should be approved as fair, reasonable and adequate to Class Members; and (2) whether the application of Class Counsel for an award of attorneys’ fees and expenses should be approved and in what amount. The Referee will thereafter report his findings to the Court and, if those findings are favorable and approved by the Court, an order granting final approval will be entered.

You are not required to attend the settlement approval hearing.

VIII.        RIGHT TO OBJECT TO THE SETTLEMENT

If you fall within the Class definition and are a Class Member, you will be bound by any Final Judgment related to this settlement.  If you do not properly complete and mail in a Claim Form in a timely manner you will not receive any award under the settlement.  All Class Members will be bound by a final judgment in this Action.

At the settlement hearing, any Class Member may appear in person or by counsel of his or her own choosing and at his or her own expense.  To the extent allowed by the Court, such a Class Member may be heard in opposition to the fairness, reasonableness and adequacy of the settlement, or to the application for an award of attorneys’ fees and reimbursement of expenses and costs.  However, no objector shall be heard in opposition to the settlement and/or the application for attorneys fees and expenses, nor shall

any paper or brief submitted by the Objector be accepted or considered by the Court, unless, on or before	, 2005 (the

“Objection Deadline”), the objector (a) files with the Referee, the Hon. Edward Panelli (Ret.), at Judicial Arbitration & Mediation, 707 Wilshire Blvd., 46th Floor, Los Angeles, CA 90017 written notice of such person’s intention to appear, together with a written notice of objection and a statement providing the basis for the objection, along with any and all documentation in support of such objection, and (b) simultaneously serves copies of such notice, statement, and documentation, together with copies of any other papers or briefs filed with the Referee, upon Class Counsel and Defendant’s Counsel as follows:

Class Counsel: Louis M. Marlin Marlin & Saltzman 2400 E. Katella Ave. Suite 1030 Anaheim, CA 92806	Defendant’s Counsel: Joel E. Krischer Latham & Watkins LLP Suite 4000 633 West 5th Street Los Angeles, CA 90071

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Any objector who does not object in the manner provided above shall be deemed to have waived such objection, and shall forever be foreclosed from objecting to the fairness, reasonableness or adequacy of the proposed settlement, or any award of attorneys’ fees or reimbursement of costs and expenses.

IX.           REMINDER OF IMPORTANT SETTLEMENT DATES AND DEADLINES

The following are important dates and deadlines under the proposed settlement:

Objection Deadline:
Settlement Hearing:
Proof of Claim Deadline:

X.            ADDITIONAL INFORMATION

For more detailed information concerning the matters involved in this Action, reference is made to the pleadings, to the Settlement Agreement, to the Orders entered by the Court and the Referee, and to the other papers filed in this Action, which may be inspected at the Clerk of Central Civil West division of the Court, during regular business hours.  In addition, the Settlement Agreement can be viewed online at www.overtimelawsuit.com under the “Allstate” tab.

Any questions concerning the matters contained in this Notice may be directed to any of the Class Counsel identified above in writing, via e-mail links at www.overtimelawsuit.com, or by calling Class Counsel at:

888-587-7100

You may also seek the advice and counsel of your own attorney, at your own expense, if you desire.  DO NOT CONTACT THE COURT OR THE REFEREE.

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Appendix

APPENDIX TO NOTICE OF CLASS ACTION SETTLEMENT

IN

SEKLY v. ALLSTATE

The full scope of the release and waiver that Class Members are providing to Allstate is set forth in paragraphs 15 through 18 of the Settlement Agreement.  Those provisions are as follows:

15.          RELEASE BY ALL CLASS MEMBERS

(a)           As of the Effective Date, the Class Members, including the Named Plaintiff, release Allstate and each of its subsidiaries, affiliated and parent corporations, and, as the case may be, each of their respective past, present or future owners, stockholders, officers, directors, shareholders, employees, agents, principals, heirs, representatives, accountants, auditors, consultants, insurers and reinsurers, and its and their respective successors and predecessors in interest and attorneys, and each of their company-sponsored employee benefit plans and all of their respective officers, directors, employees, administrators, fiduciaries, trustees and agents (the “Released Parties”), from the “Released Claims.” For purposes of this Agreement, the “Released Claims” are defined as:

(1)           All claims, demands, rights, liabilities, and causes of action of every nature and description whatsoever, known or unknown, asserted or that might have been asserted, whether in tort, contract, or for violation of any state or federal constitution, statute, rule or regulation, including state wage and hour laws, whether for economic damages, non-economic damages, restitution, penalties or liquidated damages, arising out of:

[a]           any and all facts, transactions, events, policies, occurrences, acts, disclosures, statements, omissions or failures to act alleged, or related to acts alleged, in the Class Complaint, including but not limited to claims: (i) that Allstate did not pay the Class Members all overtime they were owed for work performed as Class Members in California; (ii) that Allstate failed to provide Breaks to the Class Members while they performed work as Class Members in the State of California; and/or (iii) that Allstate owes wages, waiting-time penalties, penalties, including any penalties which may be available pursuant to the PAGA, interest, attorneys’ fees or other damages of any kind related to the claims alleged in the Class Complaint, at any times on or before the last day of the Class Period (whether based on California state wage and hour law, contract, or otherwise); and/or

[b]           the causes of action asserted in the Class Complaint, including but not limited to any and all claims for alleged failure to pay overtime, for alleged failure to provide Breaks, for alleged failure to maintain and furnish records of hours worked, for alleged unlawful conversion of wages, for failure to timely pay wages, for alleged minimum wage and pay stub violations and related violations of Wage Orders, for waiting time penalties, and, as related to the foregoing, for alleged unlawful, unfair and/or fraudulent business practices under California Business and Professions Code section 17200, et seq.

(2)           The Released Claims include any unknown claims that the Class Members do not know or suspect to exist in their favor at the time of the release, which, if known by them, might have affected their settlement with, and release of, the Released Parties or might have affected their decision not to object to this settlement. With respect to the Released Claims, the Class Members stipulate and agree that, upon the Effective Date, the Class Members shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, or any other similar provision under federal or state law, which section provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

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Appendix

(b)           The Class Members may hereafter discover facts in addition to or different from those they now know or believe to be true with respect to the subject matter of the Released Claims, but upon the Effective Date, shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled and released any and all of the Released Claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

(c)           The Class Members, on behalf of themselves and their respective assigns, agree not to sue or otherwise make a claim against any of the Released Parties that is in any way related to the Released Claims.

16.          ADDITIONAL RELEASE BY ALL SETTLEMENT CLASS MEMBERS

(a)           As of the Effective Date, the Settlement Class Members, including the Named Plaintiff, and any Late Claim Settlement Class Members, in addition to releasing the Released Parties from the Released Claims as outlined above in paragraph 15, release the Released Parties from the “Released Federal Claims.” For purposes of this Agreement, the “Released Federal Claims” are defined as:

(1)           All claims, demands, rights, liabilities, and causes of action of every nature and description whatsoever, known or unknown, asserted or that might have been asserted, whether in tort, contract, or for violation of any state or federal constitution, statute, rule or regulation, including federal wage and hour laws, whether for economic damages, non-economic damages, restitution, penalties or liquidated damages, arising out of:

[a]           any and all facts, transactions, events, policies, occurrences, acts, disclosures, statements, omissions or failures to act alleged, or related to acts alleged, in the Class Complaint, including all federal claims pursuant to the FLSA, including claims: (a) that Allstate did not pay the Class Members all overtime they were owed for work performed as Class Members in the State of California; (b) that Allstate failed to provide Breaks to the Class Members while they performed work as Class Members within the State of California; and/or (c) that Allstate owes wages, waiting time penalties, penalties, including any penalties which may be available pursuant to the PAGA, interest, attorneys’ fees or other damages of any kind related to the claims alleged in the Class Complaint, at any time on or before the last day of the Class Period (whether based on federal wage and hour law, contract, or otherwise); and/or

[b]           the causes of action asserted in the Class Complaint, including any and all federal claims arising from the FLSA for alleged failure to pay overtime, for alleged failure to provide Breaks, for alleged failure to maintain and furnish records of hours worked, and for alleged unlawful conversion of wages due to Class Members for hours worked as Class Members within the State of California.

(2)           The Released Federal Claims include any unknown claims that the Settlement Class Members and any Late Claim Settlement Class Members do not know or suspect to exist in their favor at the time of the release, which, if known by them, might have affected their settlement with, and release of, the Released Parties or might have affected their decision not to object to this settlement. With respect to the Released Federal Claims, the Settlement Class Members and any Late Claim Settlement Class Members stipulate and agree that, upon the Effective Date, the Settlement Class Members and any Late Claim Settlement Class Members shall be deemed to have, and by operation of the Final Judgment shall have, expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, or any other similar provision under federal or state law, which section provides:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(b)        The Settlement Class Members and any Late Claim Settlement Class Members may hereafter discover facts in addition to or different from those they now know or believe to be true with respect to the subject matter of the Released Federal Claims, but upon the Effective Date, shall be deemed to have, and by operation of the Final Judgment shall have, fully, finally, and forever settled and released any and all of the Released Federal Claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts.

(c)           The Settlement Class Members and any Late Claim Settlement Class Members, on behalf of themselves and their respective assigns, agree not to sue or otherwise make a claim against any of the Released Parties that is in any way related to the Released Federal Claims. The Released Federal Claims are limited to Settlement Class Members and any Late Claim Settlement Class Members claims arising from working in or being based from (during CAT duty) California claims offices.

17.          WAIVER OF FUTURE PENSION, RETIREMENT AND/OR 401(K) RIGHTS BY ALL SETTLEMENT CLASS MEMBERS

As of the Effective Date, the Settlement Class Members and any Late Claim Settlement Class Members, including the Named Plaintiff, in addition to releasing the Released Parties from the Released Claims as outlined above in paragraph 14 and 15, expressly, knowingly and voluntarily

(a)           acknowledge that none of the amounts paid under this Agreement constitute either “annual compensation” or “eligible annual compensation” under the Allstate Retirement Plan or “eligible compensation” under the Savings and Profit Sharing Fund of Allstate Employees; and

(b)           waive any and all claims for additional contributions to and/or benefits under any pension, retirement and/or 401(k) plan maintained or sponsored by Allstate based on any amount paid under this Agreement.

Nothing in this provision or this Agreement shall in any other way affect the rights of any Class Member to any benefits under any such plan to which such Class Member may otherwise be entitled in accordance with the terms of any such plan.

18.          WAIVER OF RIGHTS

(a)           Defendant waives any right it may have to further appeal or contest, in any manner, the order certifying this matter as a class action or the order granting Plaintiffs’ motion for summary adjudication.

(b)           Class Members waive any right they may have to overtime pay or any other matter alleged in or related to allegations in the Class Complaint except as provided for in this Agreement.

(c)           The parties hereto, including the Plaintiff Class, stipulate and agree that the consideration paid to the Class Members pursuant to this Agreement compensates the Plaintiff Class for all overtime compensation due to them, all penalties, all liability for Breaks and any compensation to which they may be entitled pursuant to the California Labor Code, or the applicable Wage Order, and any related penalties and as such, the Class Members are not “aggrieved employees” for purposes of the PAGA, and, therefore, Defendant are not liable for any penalties pursuant to the PAGA.

(d)           The parties hereto, including the Plaintiff Class, further stipulate and agree that even if any Class Member is considered or determined to be an “aggrieved employee” for purposes of the PAGA, said Class Member

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Appendix

waives any potential right to any penalty prescribed by the PAGA, the California Labor Code or the applicable Wage Order.

(e)           The parties hereto, including the Plaintiff Class, further stipulate and agree that Defendant has taken reasonable steps to insure that Breaks are taken as required by law and that Defendant is in compliance with the California Labor Code and applicable Wage Order and that Class Counsel has conducted a reasonable investigation and determined that Defendant is currently in compliance with the California Labor Code and applicable Wage Order and Breaks are being provided as required by law.

(f)            The Referee and the Court have reviewed this Agreement and concluded that Plaintiff Class has been adequately compensated for all violations alleged in the Class Complaint and to which they otherwise may be entitled and that any additional penalties pursuant to the PAGA would be an unjust and oppressive award. Accordingly, to the extent any PAGA penalties could potentially be awarded to the Plaintiff Class, the Court hereby determines that no PAGA penalties should be awarded. The parties to this Agreement concur with this determination.

EXHIBIT B

SEKLY (formerly BEDNAR) vs. ALLSTATE OVERTIME LITIGATION

CLAIM FORM /FLSA CONSENT FORM

INSTRUCTIONS: To share in the monetary recovery resulting from this settlement, and to consent to join the federal overtime (FLSA) portion of this action, you must complete, sign and mail this form by first class U.S. mail, postage paid, postmarked on or before [date], and addressed as follows:

SEKLY (formerly BEDNAR) vs. ALLSTATE

c/o Gilardi & Co. LLC, Claims Administrator

P.O. Box xxxx, San Rafael, CA 94912-8060

If your pre-printed address is incorrect, please provide your correct address, below.

/////////////////-ALLSTATE [CLAIM #]		Name/Address Change:

[First] [Middle] [Last]

[Address]

[City], [State] [Zip]

Phone Number (Work):	(___) _____________	Phone Number (Home): (___) _______________
Phone Number (Cell):	(___) _____________	Social Security Number: ______-____-______

Allstate’s records indicate that you were employed as a Class Member in California and, if applicable, that you worked the number of days for catastrophe (“CAT”) duty indicated below for each of the following years in the Class Period (for 1996 only the maximum number of months is 1 and CAT days are not applicable):.

Calendar Year	Months in Class	CAT Days worked
1996		N/A
1997
1998
1999
2000
2001
2002
2003
2004

If you believe that this information is incorrect, please provide a written explanation of your basis for disputing Allstate’s records together with this Claim Form.  Please enclose your written statement, along with copies of any relevant documents, in the same envelope in which you return this claim form.  Allstate will respond to your position in writing and you will thereafter be given the opportunity to reply to that response.  Thereafter, the Referee assigned to this case, the Hon. Edward Panelli (Ret.) will rule upon this dispute and his decision will be final and non-appealable.  BY SUBMITTING THIS CLAIM FORM, YOU ARE GIVING UP YOUR RIGHT TO CHALLENGE THIS INFORMATION UNLESS YOU INCLUDE YOUR WRITTEN EXPLANATION FOR THE CHALLENGE WITH THIS CLAIM FORM.  HOWEVER, THIS CLAIM FORM MUST BE COMPLETED AND SUBMITTED IN

ORDER TO PARTICIPATE IN THE SETTLEMENT.

Please be aware that Allstate will withhold taxes from the portion of any settlement award attributed to wages, and a 1099 form will be issued for the portion attributed to interest and/or penalties.

If your wages are subject to supplemental tax withholding as a result of a lien or outstanding debt, please indicate so by checking
this box: [	]

DECLARATION

By signing this Claim Form, I am declaring under penalty of perjury that at some time while working as a Class Member (as defined in the Class Notice) during this class period, I worked overtime1.  Further, by signing and submitting this Claim Form I agree to participate in this settlement.  By doing so, I agree that the settlement represents a full and final settlement of any and all claims I may have or could have against Allstate for overtime compensation, and any other related claims as described in, and subject to, the Settlement and Class Notice.

I have reviewed the Class Notice and this Claim Form and I also consent to join in the Federal Fair Labor Standards Act (“FLSA”) portion of this action and have the Named Plaintiffs and their counsel represent me in this action pursuant to 29 USC § 216(b).

X
	(Sign Your Name Here)	Date

1               Overtime is defined as time worked over 8 hours in one work day or over 40 hours in one work week, for the period from November 27, 1996 through 1997, and from January 1, 2000 through the present.  For the period of 1998 and 1999, overtime is defined as time worked over 40 hours in one work week.

EXHIBIT C

SEKLY (formerly BEDNAR) vs. ALLSTATE OVERTIME LITIGATION

EXCLUSION REQUEST FORM

SUBMIT THIS FORM IF YOU WISH TO BE EXCLUDED

FROM PARTICIPATING IN THE CLASS ACTION SETTLEMENT

 By signing and returning this form, I represent that it is my intent to exclude myself from participating in the settlement of the class action entitled Sekly (formerly Bednar) vs. Allstate Insurance Company, et.al., Los Angeles Superior Court Case No. BC 240813.  I have read the Notice of Class Action Settlement, and I represent that the information set forth below is accurate.

Name:
(Please Print)

Address:

Telephone No.:

Dated:	Signature:

Send this form postmarked by		, 2005 [30 days] to:

SEKLY (formerly BEDNAR) vs. ALLSTATE

c/o Gilardi & Co. LLC, Claims Administrator

P.O. Box xxxx, San Rafael, CA 94912-8060

EXHIBIT D

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF LOS ANGELES, CENTRAL CIVIL WEST

WILLIAM SEKLY, an individual; each on his own behalf and on behalf of all others similarly situated,	CASE NO. BC240813 CLASS ACTION

Plaintiffs,	Assigned To:	Honorable Anthony J. Mohr Department 309
v.
[Proposed] ORDER GRANTING FINAL
ALLSTATE INSURANCE COMPANY, an Illinois corporation,	APPROVAL OF CLASS SETTLEMENT, AWARD OF ATTORNEYS’ FEES AND
COSTS, AND RELEASE OF ALL CLAIMS
Defendant.	BY CLASS MEMBERS

The Court has received, reviewed and considered the report by the Court-appointed Referee, the Hon. Edward Panelli (Ret.) concerning final approval of the settlement of this class action and final approval of the application by Class Counsel for an award of attorneys’ fees and reimbursement of costs.  In addition the Court has received and reviewed the Report of Class Counsel Re: Final Approval of Class Settlement and has received and reviewed the proposed Class Action Settlement Agreement (“Settlement Agreement”) itself.

GOOD CAUSE APPEARING THEREFORE, this Court makes the following ORDER:

1.             The Plaintiff Class covered by this Order is defined as follows:

(a)           Plaintiff Class Defined

[Proposed] ORDER GRANTING FINAL APPROVAL

All persons who, at any time between November 27, 1996 and December 31, 2004 (the “Class Period”) were employed by Allstate in California as claims adjusters.  As used in this definition, the term “claims adjuster” refers to any individual whose primary assigned duties as an employee of Allstate included or currently include, but were not limited to, the adjustment and/or investigation and/or analysis and/or evaluation of the monetary worth of any claim made to Allstate for any bodily injury, property damage, and/or monetary damage of every nature and type and who were paid as exempt employees during the Class Period as the same are defined pursuant to statute and/or California or federal regulatory determination.

(b)           Job Titles Specifically Included in the Plaintiff Class

The job titles specifically encompassed by the definition of “claims adjuster” include, from various times during the Class Period:

Claim Representative

Senior Claim Representative

Staff Claim Representative

Senior Staff Claim Representative

Staff Claim Analyst

Claim Adjuster

Senior Claim Adjuster

Staff Claim Adjuster

Senior Staff Claim Adjuster

Staff Claim Analyst

Claim Service Adjuster

Senior Claim Service Adjuster

Staff Claim Service Adjuster

Appraisers

Claims Specialist

Claims Consultant

[Proposed] ORDER GRANTING FINAL APPROVAL

2

Evaluation Consultants

Damage Evaluators

Quality Evaluators

Extra Contractual Liability Specialists

Although the Court previously ruled that claims adjusters in the Special Investigation Unit and/or as Subrogation Adjusters were not included in the Plaintiff Class, and although Evaluation Consultants, Damage Evaluators, Quality Evaluators and Extra Contractual Liability Specialists were previously excluded from the Plaintiff Class, the Plaintiffs and Allstate have expressly agreed that such persons shall be included in the Plaintiff Class in order for this settlement to be effectuated, and the negotiations specifically included and contemplated said persons being in the Plaintiff Class.

(c)           Persons expressly excluded from the Plaintiff Class:

Persons who performed such functions while classified, employed and compensated by Allstate as supervisors, managers or officers of Allstate are not included in the Plaintiff Class during any time said persons were so employed.  Persons performing work in the following job titles (as the work duties and responsibilities of said titles existed as of the date of certification) are not included in the defined class during any period of time said position was or is held during the Class Period:  Frontline Process Experts, Frontline Performance Leaders and supervisory personnel.

(d)           Previous Opt Outs from the Plaintiff Class:

The parties recognize that certain persons previously elected to opt-out of the Plaintiff Class either at the time notice of class certification for liability or notice of class certification for damages were served, and that, by agreement of the parties made prior to this Agreement, certain of those persons have been permitted to opt back into the Plaintiff Class.  The parties have expressly agreed as part of the consideration for this Agreement, that all persons who previously opted out but have not previously opted back in shall be permitted to opt back into the Plaintiff Class by the timely presentation submission of a Claim Form as described more in the Settlement Agreement, and that the negotiations

[Proposed] ORDER GRANTING FINAL APPROVAL

3

specifically included and contemplated said persons being given such opportunity.  Any such person who fails to submit a timely Claim Form will remain excluded from the Plaintiff Class.

2.             The Settlement Agreement is granted final approval.  It appears, and this Court finds, that the Settlement Agreement has no obvious defects, is fair, reasonable and adequate, was negotiated in good faith and at arms’ length and is in the best interests of the Plaintiff Class as a whole.  This Court further orders the parties to carry out the provisions of the Settlement Agreement.

3.             The Court hereby grants and approves the application presented by Class Counsel for an award of attorneys fees in the amount of 33-1/3% of the Potential Maximum Consideration (as defined in the Settlement Agreement), for a total of Forty Million Dollars ($40 million).

4.             The Court hereby grants and approves the application presented by Class Counsel for reimbursement of expenses in the sum of Eight Hundred Thousand Dollars ($800,000).  The Court notes and understands that a portion of this sum represents an estimate of future costs, and orders that any such costs not incurred shall remain as a portion of the “Potential Gross Individual Settlement Proceeds” as defined in paragraph 8(a) of the Settlement Agreement and shall be available for distribution to Class Members in accordance with the terms of the Settlement Agreement.

5.             The Court hereby grants and approves the application for payment of the costs of administration of the Settlement Agreement (including the Referee’s fee and the Claims Administrator’s fee) in the sum of Eight Hundred Thousand Dollars ($800,000).  The Court notes and understands that a portion of this sum represents an estimate of future costs and orders that any such costs not incurred shall remain as a portion of the Potential Gross Individual Settlement Proceeds and shall be available for distribution to Class Members in accordance with the terms of the Settlement Agreement.

6.             The Referee is empowered to hear any remaining disputes between the parties, to determine the timeliness of Claim Forms, to resolve administrative and/or procedural issues that

[Proposed] ORDER GRANTING FINAL APPROVAL

4

may arise and to take other actions contemplated by and/or necessary to the implementation of the Settlement Agreement.  Except as to such actions that are expressly made final and binding by the terms of the Settlement Agreement, all such actions of the Referee shall be subject to ratification by the Court

7.             As of the “Effective Date” (as defined in paragraph 13(a) of the Settlement Agreement), the Court hereby dismisses with prejudice all actions, complaints and claims and any lawsuit as against Allstate and/or the “Released Parties” (as defined in paragraph 15(a) of the Settlement Agreement) arising out of or related to any of the actions or events complained of in the Amended

Complaint filed herein on or about

 (the “Class Complaint”).

8.             As of the Effective Date, the Court adjudges that

(a)           all Class Members are conclusively deemed to have released the Released Parties from the “Released Claims” (as defined in paragraph 15(a) of the Settlement Agreement); and

(b)           all Settlement Class Members and any Late Claim Settlement Class Members (as those terms are defined in paragraphs 7(d)(4) and 7(f)(2), respectively, of the Settlement Agreement) in addition to releasing the Released Parties from the Released Claims, are conclusively deemed to have (i) released the Released Parties from the “Released Federal Claims” as defined in paragraph 16(a) of the Settlement Agreement, and (ii) acknowledged that none of the amounts paid under the Settlement Agreement constitute either “annual compensation” or “eligible annual compensation” under the Allstate Retirement Plan or “eligible compensation” under the Savings and Profit Sharing Fund of Allstate Employees, and waived any and all claims for additional contributions to and/or benefits under any pension, retirement and/or 401(k) plan maintained or sponsored by Allstate based on any amount paid under the Settlement Agreement.

9.             The Court bars and permanently enjoins each Class Member from prosecuting against the Released Parties any and all of the settled claims which the Class Members or any of them had, have or may have in the future, arising out of, based upon, or otherwise related to any

[Proposed] ORDER GRANTING FINAL APPROVAL

5

of the settled claims, or any of the allegations contained in the Class Complaint.

10.           The Court bars and permanently enjoins each person in the Plaintiff Class who opted not to participate in the settlement (or who having previously opted out, chose not to submit a Claim Form) from participating in any future class action regarding the claims raised in the Class Complaint.

11.           The Court reserves continuing jurisdiction as provided hereinabove.

Hon. Anthony Mohr
Judge of the Superior Court

Dated:

[Proposed] ORDER GRANTING FINAL APPROVAL

6

EXHIBIT E

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF LOS ANGELES, CENTRAL CIVIL WEST

WILLIAM SEKLY, an individual; each on his own behalf and on behalf of all others similarly situated,	CASE NO. BC240813 CLASS ACTION

Plaintiffs,	Assigned To:	Honorable Anthony J. Mohr Department 309
v.
[Proposed] JUDGMENT
ALLSTATE INSURANCE COMPANY, an Illinois corporation,

Defendant.

The Court, on	2005, issued its Order Granting Final Approval of Class Settlement, Award of Attorneys’ Fees
and Costs, and Release of All Claims by Class Members, (“Order Granting Final Approval”) granting approval to the Class Action Settlement Agreement (“Settlement Agreement”) in this matter.

Pursuant to Rule of Court 1859(h) the Court ORDERS ENTRY OF JUDGMENT as follows:

1.             The Plaintiff Class as to whom this judgment applies is defined as follows:

(a)           Plaintiff Class Defined

All persons who, at any time between November 27, 1996 and December 31, 2004 (the “Class Period”) were employed by Allstate in California as claims adjusters.

[Proposed] JUDGMENT

As used in this definition, the term “claims adjuster” refers to any individual whose primary assigned duties as an employee of Allstate included or currently include, but were not limited to, the adjustment and/or investigation and/or analysis and/or evaluation of the monetary worth of any claim made to Allstate for any bodily injury, property damage, and/or monetary damage of every nature and type and who were paid as exempt employees during the Class Period as the same are defined pursuant to statute and/or California or federal regulatory determination.

(b)           Job Titles Specifically Included in the Plaintiff Class

The job titles specifically encompassed by the definition of “claims adjuster” include, from various times during the Class Period:

Claim Representative

Senior Claim Representative

Staff Claim Representative

Senior Staff Claim Representative

Staff Claim Analyst

Claim Adjuster

Senior Claim Adjuster

Staff Claim Adjuster

Senior Staff Claim Adjuster

Staff Claim Analyst

Claim Service Adjuster

Senior Claim Service Adjuster

Staff Claim Service Adjuster

Appraisers

Claims Specialist

Claims Consultant

Evaluation Consultants

Damage Evaluators

[Proposed] JUDGMENT

2

Quality Evaluators

Extra Contractual Liability Specialists

Although the Court previously ruled that claims adjusters in the Special Investigation Unit and/or as Subrogation Adjusters were not included in the Plaintiff Class, and although Evaluation Consultants, Damage Evaluators, Quality Evaluators and Extra Contractual Liability Specialists were previously excluded from the Plaintiff Class, the Plaintiffs and Allstate have expressly agreed that such persons shall be included in the Plaintiff Class in order for this settlement to be effectuated, and the negotiations specifically included and contemplated said persons being in the Plaintiff Class.

(c)           Persons expressly excluded from the Plaintiff Class:

Persons who performed such functions while classified, employed and compensated by Allstate as supervisors, managers or officers of Allstate are not included in the Plaintiff Class during any time said persons were so employed.  Persons performing work in the following job titles (as the work duties and responsibilities of said titles existed as of the date of certification) are not included in the defined class during any period of time said position was or is held during the Class Period:  Frontline Process Experts, Frontline Performance Leaders and supervisory personnel.

(d)           Previous Opt Outs from the Plaintiff Class:

The parties recognize that certain persons previously elected to opt-out of the Plaintiff Class either at the time notice of class certification for liability or notice of class certification for damages were served, and that, by agreement of the parties made prior to this Agreement, certain of those persons have been permitted to opt back into the Plaintiff Class.  The parties have expressly agreed as part of the consideration for this Agreement, that all persons who previously opted out but have not previously opted back in shall be permitted to opt back into the Plaintiff Class by the timely presentation submission of a Claim Form as described more in the Settlement Agreement, and that the negotiations specifically included and contemplated said persons being given such opportunity.  Any such person who fails to submit a timely Claim Form will remain excluded from the

[Proposed] JUDGMENT

3

Plaintiff Class.

2.             Persons who requested exclusion and/or remain excluded from the Plaintiff Class (a) will not participate in the recovery obtained through the Settlement Agreement and (b) are entitled to prosecute an individual lawsuit, or an individual claim with the California Labor Commissioner, in accordance with California law, but may not pursue any claim as part of a class action.

3.             The parties shall comply with the terms and conditions of the Settlement Agreement and of the Order Granting Final Approval.  Upon such compliance, and in accordance with the terms of the Order Granting Final Approval, the matter and the First Amended Complaint on file herein shall be dismissed in its entirety, with prejudice.  The Court retains jurisdiction over the parties to enforce the terms of this judgment.

Hon. Anthony Mohr
Judge of the Superior Court

Dated:

[Proposed] JUDGMENT

4